EXHIBIT 23

                       Consent of Independent Accountants




We hereby consent to the inclusion of our report dated January 6, 2003 relating to the combined financial statements of Constellation Health Services Facilities, which appears in the Current Report on Form 8-K of Five Star Quality Care, Inc. dated January 8, 2003.




                                               /s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
January 8, 2003